WAIVER UNDER

                                CREDIT AGREEMENT
                                ----------------


     THIS  WAIVER  (this  "Waiver"),  dated as of May 13,  2002,  to the  Credit
                           -------
Agreement referred to below among Agway, Inc., a Delaware corporation, Feed Commodities International LLC, a Delaware limited liability company, Brubaker Agronomic Consulting Service LLC, a Delaware limited liability company, Agway General Agency, Inc., a New York corporation, Country Best Adams, LLC, a Delaware limited liability company, Country Best-DeBerry LLC, a Delaware limited liability company, Agway Energy Products LLC, a Delaware limited liability company ("AEP"), Agway Energy Services-PA, Inc., a Delaware corporation, and
         -----
Agway Energy Services, Inc., a Delaware corporation, (the foregoing entities are sometimes collectively referred to herein as the "Borrowers" and individually as
                                                  ---------
a  "Borrower");  the other Credit Parties  signatory  hereto;  GENERAL  ELECTRIC
    --------
CAPITAL CORPORATION,  a Delaware  corporation (in its individual  capacity,  "GE
                                                                              --
Capital"),  for  itself,  as  Lender,  and as Agent for  Lenders,  and the other
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Lenders signatory hereto from time to time.

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, Borrowers, the other Credit Parties signatory thereto, Agent, and Lenders signatory thereto are parties to that certain Credit Agreement, dated as of March 28, 2001 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and
 ----------------

     WHEREAS, Agent and Lenders have agreed to waive certain violations of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Definitions.     Capitalized terms not otherwise defined herein shall
           -----------
have the meanings ascribed to them in the Credit Agreement or Annex A thereto.
                                                              -------

        2. Waiver.          Agent  and  Lenders  hereby  waive  as of the Waiver
           ------
Effective Date (as hereinafter defined) all Events of Default arising solely from Borrowers' failure to comply with Section (d) of Annex G of the Credit Agreement by their failure to meet the Minimum EBITDA (Agriculture) threshold in the amount of $(500,000) for the Fiscal Quarter ended March 31, 2002 by the amount of $1,800,000.

        3. Representations and Warranties.  To induce Agent and Lenders to enter
           ------------------------------
into this Waiver, Borrowers make the following representations and warranties to Agent and Lenders:

          (a)    The execution, delivery  and  performance  of  this  Waiver  by
Borrowers: (a) are within each Borrower's organizational power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of any Borrower's charter or bylaws or equivalent organizational documents; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Borrower is a party or by which any Borrower or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of any Borrower other than those in favor of Agent pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person.

          (b) This Waiver has been duly executed and delivered by or on behalf of Borrowers.

          (c) This Waiver constitutes a legal, valid and binding obligation of each Borrower and each of the other Credit Parties party thereto, enforceable against each in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (d) No Default (other than those waived pursuant hereto) has occurred and is continuing after giving effect to this Waiver.

          (e) No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Governmental Authority, or before any arbitrator or panel of arbitrators, (i) which challenges any Borrower's or, to the extent applicable, any other Credit Party's right, power, or competence to enter into this Waiver or perform any of their respective obligations under this Waiver, the Credit Agreement or any other Loan Document, or the validity or enforceability of this Waiver, the Credit Agreement or any other Loan Document or any action taken under this Waiver, the Credit Agreement or any other Loan Document or (ii) except for items on Disclosure Schedule (3.13) or notifications
                                     --------------------------
sent to Agent since the Closing Date, which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect Except for items on Disclosure Schedule (3.13) or notifications sent to Agent since the
         ----------------------------

Closing Date, to the knowledge of each Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.


          (f) The representations and warranties of each Borrower and the other Credit Parties contained in the Credit Agreement and each other Loan Document shall be true and correct on and as of the Waiver Effective Date (as hereinafter defined) with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        4. No Other Waivers. Except  as  expressly  waived  herein,  the  Credit
           ----------------
Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Waiver shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent, for itself and Lenders, may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        5. Outstanding Indebtedness; Waiver of Claims.  Each  Borrower  and  the
           ------------------------------------------
other Credit Parties hereby acknowledges and agrees that as of May 13, 2002 the aggregate outstanding principal amount of the Revolving Loan is $38,356,315.14 and that such principal amount is payable pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether
                                                               ------
based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Waiver Effective Date, provided, that no Borrower nor any other Credit Party
                          --------
waives any Claim solely to the extent such Claim relates to the Agent's or any Lender's gross negligence or willful misconduct.

        6. Expenses.  Each  Borrower  and  the  other   Credit   Parties  hereby
           --------
reconfirms its respective  obligations  pursuant to Sections 1.9 and 11.3 of the
                                                    ------------     ----
Credit Agreement and pursuant to the GE Capital Fee Letter, to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Waiver and all other documents and instruments delivered in connection herewith.

        7. Effectiveness. This  Waiver shall become effective as of May 13, 2002
           -------------
(the "Waiver Effective Date") only  upon satisfaction in full  in  the  judgment
      ---------------------
of Agent of each of the following conditions:

          (a)  Waiver.  Agent shall have  received  six (6) original  copies  of
               ------
this Waiver duly executed and delivered by Agent, the Requisite Lenders and Borrowers.

          (b)  Payment of Expenses. Borrowers  shall  have  paid  to  Agent  all
               -------------------
costs, fees and expenses owing in connection with this Waiver and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)  Representations   and   Warranties.   The    representations  and
               ----------------------------------
warranties of or on behalf of the Credit Parties in this Waiver shall be shall be true and correct on and as of the Waiver Effective Date.

        8. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        9. Counterparts. This Waiver may be executed by  the  parties  hereto on
           ------------
any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                           [SIGNATURE PAGES FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered as of the day and year first above written.

                              BORROWERS

                              AGWAY, INC.
                              FEED COMMODITIES INTERNATIONAL LLC
                              BRUBAKER AGRONOMIC CONSULTING
                                  SERVICE LLC
                              COUNTRY BEST-DEBERRY LLC
                              AGWAY ENERGY PRODUCTS LLC
                              AGWAY ENERGY SERVICES-PA, INC.
                              AGWAY ENERGY SERVICES, INC.
                              COUNTRY BEST ADAMS, LLC



                              By:  /s/ Karen J. Ohliger
                                   ----------------------
                              Name:    Karen J. Ohliger
                                   ----------------------
                              Title:   Treasurer
                                   ----------------------


                              AGWAY GENERAL AGENCY, INC.


                              By:  /s/ Karen J. Ohliger
                                   ----------------------
                              Name:    Karen J. Ohliger
                                   ----------------------
                              Title:   Asst. Treasurer
                                   ----------------------

                              LENDERS

                              COBANK, ACB


                              By:  /s/ Kenneth E. Hide
                                   ----------------------
                              Name:    Kenneth E. Hide
                                   ----------------------
                              Title:   Vice-President
                                   ----------------------

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEEN BANK B.A., "Rabobank Nederland"
                              New York Branch


                              By:
                                   ----------------------
                              Name:
                                   ----------------------
                              Title:
                                   ----------------------

                              GMAC BUSINESS CREDIT, LLC


                              By:
                                   ----------------------
                              Name:
                                   ----------------------
                              Title:
                                   ----------------------

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Agent and Lender


                              By:  /s/ Pieter H. Smit
                                   ----------------------
                              Name:    Pieter H. Smit
                                   ----------------------
                              Title:  Its Duty Authorized Signatory